EXHIBIT 4.9


                                 CUSIP No.: [ ]

                          MAGNUM HUNTER RESOURCES, INC.
                       10% SENIOR NOTE DUE 2007, SERIES B

No. [         ]                                                           $[ ]

     MAGNUM HUNTER RESOURCES, INC., a Nevada corporation (the "Company," which term includes any successor entities), for value received promises to pay to [ ] or registered assigns the principal sum of [ ] Dollars on June 1, 2007.

     Interest Payment Dates: June 1 and December 1, commencing December 1, 1997

     Record Dates: May 15 and November 15

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                          MAGNUM HUNTER RESOURCES, INC.


                        By: ____________________________
                             Name:
                             Title:
Dated:

Certificate of Authentication

     This is one of the 10% Senior Notes due 2007, Series B referred to in the within-mentioned Indenture.


                          FIRST UNION NATIONAL BANK OF
                           NORTH CAROLINA, as Trustee

                        By:______________________________
                              Authorized Signatory

Date of Authentication:

                              (REVERSE OF SECURITY)

                       10% Senior Note due 2007, Series B


     (1) Interest. MAGNUM HUNTER RESOURCES, INC., a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from May 29, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 1, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

     The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

     (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by their check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     (3) Paying Agent and Registrar. Initially, First Union National Bank of North Carolina (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     (4) Indenture. The Company issued the Notes under an Indenture, dated as of May 29, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 10% Senior Notes due 2007, Series B (the "Exchange Notes"). The Notes are limited in aggregate principal amount to $140,000,000. The Notes include the 10% Notes due 2007 (the "Initial Notes") and the Exchange

Notes, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior basis by the Subsidiary Guarantors pursuant to Article 12 of the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

     (5) Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after June 1, 2002, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 1 of the years set forth below, plus, in each case, accrued interest, if any, thereon to the date of redemption:

                  Year                             Percentage

                  2002............................ 105.000%
                  2003............................ 103.333%
                  2004............................ 101.667%
                  2005 and thereafter............. 100.000%

                  At any time, or from time to time, on or prior to June 1, 2000, the Company may, at its option, use all or a portion of the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 110% of the aggregate principal amount of the Notes to be redeemed, plus accrued interest, if any, thereon to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

                  (6) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  (7) Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  (8) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and (except Notes issued as payment of Interest) in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  (9) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  (10) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  (11) Discharge Prior to Redemption or Maturity. If the Company at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, including, under certain circumstances, their obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposit).

                  (12) Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

                  (13) Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, issue Preferred Stock of their Restricted Subsidiaries, and on the ability of the Company and their Restricted Subsidiaries to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's and their Restricted Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

                  (14) Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

                  (15) Defaults and Remedies. Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the

Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

                  (16) Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  (17) No Recourse Against Others. No partner, director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  (18) Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

                  (19)     Authentication.  This Note shall not be  valid  until
the  Trustee  or  Authenticating  Agent  manually  signs  the   certificate   of
authentication on this Note.

                  (20) Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

                  (21) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (22) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: Magnum Hunter Resources, Inc., 600 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039.

                                 ASSIGNMENT FORM


                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------
Print or type name, address and zip code and social security or tax ID number of assignee) and irrevocably appoint _______________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: _____________________  Signed:___________________________
                                     (Sign exactly as your name appears
                                      on the other side of this Note)

Signature Guarantee:___________________________________________

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) [ ], the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                      [OPTION OF HOLDER TO ELECT PURCHASE]


                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                  Section 4.15 [     ]
                  Section 4.16 [     ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$-------------------


Dated: _________________
                                               NOTICE:  The  signature  on  this
                                               assignment  must  correspond with
                                               the name as it  appears  upon the
                                               face of the within  Note in every
                                               particular  without alteration or
                                               enlargement    or   any    change
                                               whatsoever and be guaranteed.


Signature Guarantee:  _____________________________